UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2023

PROFIRE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36378	20-0019425
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

321 South 1250 West, Suite 1, Lindon, Utah
(Address of principal executive offices)

84042
(Zip code)

801 796-5127
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revise financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common, $0.001 Par Value	PFIE	NASDAQ
Item 5.05(a) Amendments to the Registrant’s Code of Ethics or Waiver of a Provision of the Code of Ethics.

On June 29, 2023, the Board of Directors of Profire Energy, Inc. (the “Company”) amended and restated the Company’s Code of Ethics and Business Conduct (the “Restated Code”). The Restated Code applies to directors, officers and employees. The revisions contained in the Restated Code were made, among other things, to (i) provide that the most senior accounting and finance manager reporting to the Chief Financial Officer will serve as the chief compliance officer if at any time the Company has not specifically designated a chief compliance officer and (ii) effect administrative, stylistic and typographical changes.

The Restated Code is filed as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated herein by reference

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description

14.1	Profire Energy, Inc. Code of Ethics and Business Conduct, Amended and Restated Effective as of June 29, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL) document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROFIRE ENERGY, INC.
Date:	By:	/s/ Ryan W. Oviatt
July 6, 2023		Ryan Oviatt
Co-Chief Executive Officer & President

	By:	/s/ Cameron M. Tidball
Cameron M. Tidball
Co-Chief Executive Officer & President